Exhibit 99.1

Rex Energy Provides Operational Update

STATE COLLEGE, PA., Mar 22, 2011 (GLOBE NEWSWIRE) — Rex Energy Corporation (Nasdaq:REXX) is providing the following operational update for each of its operating regions. Unless specifically stated otherwise in this news release, all numbers are gross.

Appalachian Basin - Butler County, Pennsylvania

In Butler County, where Rex Energy operates and owns a 70% working interest (WI), the company is fracture stimulating the fourth of five wells on its Drushel pad. The company expects to sell natural gas and associated liquids from the Drushel wells by April 30, 2011. In addition, the company has completed drilling its three well Talarico pad and expects to begin fracture stimulation around April 30, 2011. The company has begun drilling operations on the first of seven wells on its Grosick pad.

The company’s second operated rig in Butler County is drilling the first of two wells on the McElhinny pad. Once completed, the rig will move to the three well Behm pad. Both rigs are contracted pursuant to two year agreements with Union Drilling Inc. for 2011 and 2012.

The company has contracted a third rig in Butler County, which is expected to arrive in April 2011. The rig has been retained for a seven well commitment from Bronco Drilling Company Inc. and is expected to begin drilling operations on the six well Gilliland pad, which includes Rex Energy’s first Burkett test well. Subsequent to the drilling of the Gilliland pad, the company will utilize the rig to drill its first Utica test well.

Appalachian Basin - Westmoreland & Clearfield Counties, Pennsylvania

Williams Companies is the operator of Rex Energy’s acerage in Westmoreland and Clearfield Counties, where Rex Energy owns a 40% non-operated working interest.

Williams has completed drilling the three Androstic wells and has moved its contracted rig to the National Metal pad, where drilling operations are currently underway on the first of two wells. Williams has informed the company that they expect to fracture stimulate two of the five Uschak wells and place them into service in time for the commissioning of the Salem Beagle Club tap from Williams’ gathering line into the EQT pipeline on May 1, 2011. Williams has informed the company that Williams expects to fracture stimulate four additional Westmoreland County wells during May 2011. The second Williams operated rig has completed drilling four additional wells in the Uschak Unit, bringing the total to nine wells drilled in that unit. The rig is currently drilling the first of three wells on the Marco pad.

In Clearfield County, Williams has recently completed the fourth of four pilot holes on the Resource Recovery #1 pad. Williams has informed the company that Williams expects to begin horizontal drilling operations on these wells by May 15, 2011.

Illinois Basin - ASP Progress

In the Illinois Basin, the company is conducting a pilot of an akalai-surfactant-polymer waterflood project. The company has completed a 25% pore volume injection of alkali-surfactant-polymer in its 15-acre

Middagh Unit and has begun the polymer push phase of the project with another 23% of pore volume injection. The company will report a project update of the pilot during its first quarter earnings conference call.

Denver Julesberg (DJ) Basin - Initial Well Results and Seismic Interpretation

Rex Energy has completed initial interpretation of its 3-D seismic shoot in the East Silo area in Laramie County, Wyoming. The company believes that the results show numerous areas with a high degree of natural fracturing coupled with faulting and salt edge deposition that can enhance productivity. The company believes that these areas may be characterized as “dual matrix porosity” areas that are capable of yielding higher eventual ultimare recoveries (EURs). Conversely, areas of minimal natural fracturing combined with closed or filled fractures that would potentially limit productivity are characterized as “matrix porosity only” contribution regimes. The company is presently interpreting the results of its 3-D seismic shoot in the West Silo area in Laramie County, Wyoming.

Rex Energy drilled its first step out Niobrara well, the Herrington 41-26H (in which the company has a 100% WI and 82.5% net revenue interest (NRI)), in Laramie County, Wyoming in the East Silo Field. The company drilled this well to a total measured depth of 11,950 feet with a lateral length of 4,706 feet and fracture stimulated the well with 15 stages. The well had an initial production (IP) rate of 202 BOEPD (173 BOPD and 175 MCFPD) on a submersible pump. Rex estimates the EUR from this well at 125 MBOE. The company’s data indicates that this well is characterized as a “matrix porosity only” type well.

Rex Energy drilled its second Niobrara step out well, the BJB 34-14H (100% WI and 81.88% NRI to the company), in Laramie County as well. The company drilled the well to a total measured depth of 10,800 feet with a lateral length of 3,348 feet and fracture stimulated the well with 14 stages in early January 2011. The company’s data also indicates that the BJB well was a “matrix porosity only” type well, and the well appears non-commercial.

Based on the results of the 3-D seismic interpretation, Rex has identified a number of high potential locations and has permitted two wells to drill in East Silo Field in the second quarter. The company believes that these wells have dual matrix porosity.

Rex Energy has secured a drilling rig and is currently drilling a commitment well, the Shapley 14-45H in Weld County, Colorado to hold approximately 5,200 net acres and to determine the potential of the Niobrara on its Colorado properties. Once this well is completed, the company expects to move the rig to the East Silo Field to drill the initial two wells that were the result of the seismic interpretation.

The first test well that Rex Energy drilled in the Niobrara, the Silo State 41-22H (75% WI and 59.2% NRI to the company), was a farm-in commitment well located within the boundaries of the Silo Field, also in Laramie County. The company drilled this well to a total measured depth of 11,700 feet with a lateral length of 3,560 feet and fracture stimulated the well with 13 stages. The well had an IP rate of 67 BOEPD (54 BOPD and 78 MCFPD) and is currently on rod pump and selling gas.

2011 Production, LOE, Cash G&A and Capital Expenditure Guidance

Rex Energy reaffirms its first quarter 2011 and full year 2011 guidance.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas company operating in the Appalachian, Illinois and Denver-Julesburg Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells (as well as the timing of rig operations, natural gas processing plant commissioning and operations, fracture stimulation activities and the completion of wells and the expected dates that wells are producing hydrocarbons that are sold), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are indicated by words such as “expected”, “expects”, “anticipates” and similar words. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including (without limitation) the following:

•	adverse economic conditions in the United States and globally;
•	the difficult and adverse conditions in the domestic and global capital and credit markets;
•	domestic and global demand for oil and natural gas;
•	sustained or further declines in the prices the company receives for oil and natural gas;
•	the effects of government regulation, permitting and other legal requirements;
•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;
•	uncertainties about the estimates of the company’s oil and natural gas reserves;
•	the company’s ability to increase production and oil and natural gas income through exploration and development;
•	the company’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods;
•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;
•	the effects of adverse weather on operations;
•	drilling and operating risks;
•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;
•	the availability of equipment, such as drilling rigs and transportation pipelines;
•	changes in the company’s drilling plans and related budgets;
•	the adequacy of capital resources and liquidity including (without limitation) access to additional borrowing capacity; and
•	uncertainties associated with our legal proceedings and the outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

The company’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although the company believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

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For more information, contact:

Tom Stabley

Executive Vice President and Chief Financial Officer

(814) 278-7215

tstabley@rexenergycorp.com